Exhibit 15.2

[Letterhead of King & Wood PRC Lawyers]

June 14, 2010

Perfect World Co., Ltd.

8th Floor, Huakong Building

No. 1 Shangdi East Road

Haidian District

Beijing 100085

The People’s Republic of China

Dear Sirs:

We hereby consent to the reference of our firm under the headings “Key Information Risk Factors” and “Information on the Company” in Perfect World Co., Ltd.’s Annual Report on the Form 20-F for the year ended December 31, 2009.

Sincerely,

/s/ King & Wood
King & Wood